As filed with the Securities and Exchange Commission on March ___, 1999

                                                    Registration No. 333-68751
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                           BERGEN BRUNSWIG CORPORATION
             (Exact name of registrant as specified in its charter)

     New Jersey                                                  22-1444512
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             4000 Metropolitan Drive
                          Orange, California 92868-3598
                                 (714) 385-4000

               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                                 ---------------

                                 MILAN A. SAWDEI
           Executive Vice President, Chief Legal Officer and Secretary
                             4000 Metropolitan Drive
                          Orange, California 92868-3598
                                 (714) 385-4255

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------

                                    Copy to:
                            Peter H. Ehrenberg, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 ---------------

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Selling Shareholders. See "Selling Shareholders".

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           BERGEN BRUNSWIG CORPORATION
                                  ------------

                                 209,922 Shares
                              Class A Common Stock

          The shareholders of Bergen Brunswig Corporation listed below are offering and selling up to 209,922 shares of the Company's Class A Common Stock under this Prospectus.

          The selling shareholders obtained their shares of Class A Common Stock on December 31, 1998 in connection with the acquisition by a subsidiary of the Company of substantially all of the net assets and business of Medical Initiatives, Inc., a Florida corporation of which they were the sole shareholders.

          The Class A Common Stock is listed on the New York Stock Exchange under the symbol "BBC". On March ____, 1999, the closing sales price of the Common Stock on the New York Stock Exchange was $____.

          The selling shareholders will sell their shares of Class A Common Stock on the New York Stock Exchange at prevailing market prices. Bergen Brunswig Corporation will not receive any of the proceeds from the sale of the shares of Class A Common Stock by the selling shareholders.

          The  Company's   principal  executive  offices  are  located  at  4000
Metropolitan Drive, Orange, California 92878-3598; telephone (714) 385-4000.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is March ____, 1999.

                             ADDITIONAL INFORMATION

          We file annual, quarterly, and current reports, proxy statements, and other documents with the SEC. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov where certain reports, proxy and information statements, and other information regarding issuers (including Bergen Brunswig Corporation) may be found.

          This Prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this Prospectus regarding Bergen Brunswig Corporation and its Class A Common Stock, including certain exhibits. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to "incorporate" into this Prospectus information we file with it in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares.

          (a) Annual Report on Form 10-K for the fiscal year ended September 30, 1998, as amended;

          (b) Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;

          (c) Current Reports on Form 8-K dated November 12, 1998, January 13, 1999 and January 26, 1999;

          (d) Definitive Proxy Statement on Schedule 14A dated August 21, 1998; and

          (e) The description of the Company's Common Stock set forth in the Registration Statement on Form 8-A filed by the Company with the Commission on October 20, 1993 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

          We  will  provide  without  charge  to  each  person,   including  any
beneficial  owner  of  Class A  Common  Stock  ("Common  Stock"),  to whom  this

Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this Prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference therein). Requests should be directed to Bergen Brunswig Corporation, 4000 Metropolitan Drive, Orange, California 92868-3598, Attention: Milan A. Sawdei, Secretary; telephone number (714) 385-4255.

          You should rely only on the information contained in or incorporated by reference in this document. Bergen Brunswig Corporation has not authorized anyone to provide you with information that is different. The Common Stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of this Prospectus.

                                   THE COMPANY

          Bergen Brunswig Corporation, formed in 1956, and its subsidiaries (collectively, the "Company") are a diversified drug and health care distribution organization and, as such, the nation's largest supplier of pharmaceuticals to the managed care market and the second largest wholesaler to the retail pharmacy market. The Company is one of the largest pharmaceutical distributors to provide both pharmaceuticals and medical-surgical supplies on a national basis.


                              SELLING SHAREHOLDERS

          On November 19, 1998, the Company, MII Acquisition Corp. (the "Subsidiary") and Medical Initiatives, Inc. ("MII") entered into an Acquisition Agreement and Plan of Reorganization (the "Agreement"). On December 31, 1998, (the "Closing Date") the Closing contemplated by the Agreement was consummated. Pursuant to the terms of the Agreement, the Subsidiary acquired substantially all of the business, assets and property of MII. In exchange, the Subsidiary agreed to assume certain liabilities of MII and the Company issued shares of Common Stock to MII having a "Market Value" equal to the "Estimated Purchase Price", subject to later adjustment as provided in the Agreement. The Market Value is defined in the Agreement as the average of the last sale prices, quoted regular way, of the Common Stock on the New York Stock Exchange during the ten trading days ending three days prior to the Closing Date, provided, however, that the Market Value shall not be less than $24.00 and not more than $33.00. All per share figures set forth herein have been retroactively adjusted to reflect the Company's recent two-for-one stock split. The Estimated Purchase Price is defined in the Agreement as $6,320,000. Pursuant to the Agreement:

                  (i) On the Closing Date, the Company issued an aggregate of 209,922 shares of Common Stock, 167,938 (80%) of which were issued in the name of MII free of escrow and 41,984 (20%) of which were delivered to an escrow agent (the "Escrow Agent");

                  (ii) Pursuant to the Agreement, accountants for the Company and MII will generate a report determining the value of MII's assets transferred to the Company, less its liabilities assumed by the Company ("Net Asset Value") as of the Closing Date. If the Net Asset Value exceeds $800,000, the Company will issue that number of additional shares of Common Stock determined by dividing (i) the excess of such Net Asset Value over $800,000 by (ii) the Market Value. Ninety percent of such additional shares (if any) will be issued in the name of MII free of escrow and the balance will be delivered to the Escrow Agent. If the Net Asset Value is less than $800,000, the Company will be entitled to a refund of that number of shares of Common Stock determined by dividing (i) the excess of $800,000 over such Net Asset Value by (ii) the Market Value. In such instance, 80% of the refund shares will be returned to the Company by MII (or its shareholders) and the 20% balance will be returned by the Escrow Agent.

                  (iii) The Agreement also requires the Escrow Agent to return shares of Common Stock to the Company in the event that certain indemnification claims are made by the Company, as described in the Agreement.

MII has advised the Company that it will adopt a plan of liquidation or other plan or agreement pursuant to which MII's shareholders (the "Selling Shareholders") will receive all, or substantially all, of the Common Stock ultimately transferred to MII pursuant to the Agreement. The following table sets forth the percentage ownership of each of MII's shareholders in MII, and, accordingly, the percentage of the shares of Common Stock issued to MII and the Escrow Agent which will be transferred to each of MII's shareholders pursuant to such plan or agreement, assuming no additions to or deletions from the escrow. The table also sets forth the approximate number of shares that would be allocable to each of MII's shareholders pursuant to such plan or agreement, assuming that 41,984 shares of Common Stock will be delivered to MII and the Escrow Agent and transferred by MII and the Escrow Agent pro rata to such shareholders pursuant to the plan or agreement.

                                    Percentage Ownership        Number of Shares
Selling Shareholder                        of MII                to be Received*
-------------------                 --------------------        ----------------
Gewinner Garrison                          31.65                    66,440
Terry Haynes                               31.65                    66,440
Brenda Scholl                               5.05                    10,601
Zachary Scholl                             31.65                    66,440

-----------------------
*It is anticipated that upon completion of this offering, the Selling Shareholders will not own any shares of Common Stock. Prior to the Closing Date, none of the Selling Shareholders had ever held any position or office or had any material relationship with the Company or any of its subsidiaries.

                                 MANNER OF SALE

          The Common Stock is listed on the New York Stock Exchange. It is anticipated that the Selling Shareholders will sell the shares of Common Stock at the market (that is, at the price in effect on the New York Stock Exchange at the time of sale to investors). Sales will be effected by registered broker/dealers on the New York Stock Exchange.


                                 USE OF PROCEEDS

          The Company will not receive any proceeds from the sale of Common Stock by the Selling Shareholders.


                           FORWARD LOOKING STATEMENTS

          The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for "forward-looking statements" (as defined in the
Act). This Prospectus incorporates by reference forward-looking statements which reflect the Company's current view (as of the date such forward-looking statement is made) with respect to future events, prospects, projections or financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from those made, implied or projected in such statements. These uncertainties and other factors include, but are not limited to, uncertainties relating to general economic conditions; the loss of one or more key customer or supplier relationships, including pharmaceutical or medical-surgical manufacturers for which alternative supplies may not be available; the malfunction or failure of the Company's information systems; the costs and difficulties related to the integration of recently acquired businesses; changes to the presentation of financial results and position resulting from adoption of new accounting principles or upon the advice of the Company's independent auditors, or the staff of the Securities and Exchange Commission; changes in the distribution or outsourcing pattern for pharmaceutical or medical-surgical products, including any increase in direct distribution or decrease in contract packaging by pharmaceutical manufacturers; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; competitive factors in the Company's healthcare service businesses, including pricing pressures; the continued financial viability and success of the Company's customers and suppliers; technological developments and products offered by competitors; failure to retain or continue to attract senior management or key personnel; risks associated with international operations, including fluctuations in currency exchange ratios; successful challenges to the validity of the Company's patents, copyrights and/or trademarks; difficulties or delays in the development, production and marketing of new products and services; strikes or other labor disruptions; labor and employee benefit costs; pharmaceutical and medical-surgical manufacturers' pricing policies and overall drug and medical-surgical supply price inflation; changes in hospital buying groups or hospital buying practices; and other factors referenced in documents incorporated by reference herein. The words "believe," "expect," "anticipate," "project," and similar expressions identify "forward-looking statements," which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                               RECENT DEVELOPMENTS

          On December 31, 1998, Bergen Brunswig Corporation ("Bergen") completed the acquisition of substantially all of the business, assets and property, subject to certain liabilities, of Medical Initiatives, Inc. ("MII"), a pre-filler of pharmaceuticals for oncology centers, located in Tampa, Florida. Bergen issued approximately 210,000 shares of Bergen Common Stock, previously held as treasury shares, valued at approximately $6.3 million, acquired assets at fair value of approximately $1.2 million, assumed liabilities of approximately $0.7 million and incurred costs of $0.2 million.

          On January 21, 1999, Bergen completed the acquisition of Stadtlander Drug Company, Inc. ("Stadtlander"), a national leader in disease-specific pharmaceutical care delivery for transplant, HIV, infertility and serious mental illness patient populations and a leading provider of pharmaceutical care to the privatized corrections market, headquartered in Pittsburgh, Pennsylvania. Bergen paid approximately $197.3 million in cash and issued approximately 5.7 million shares of Bergen Common Stock, previously held as Treasury shares, valued at approximately $140.8 million, and assumed indebtedness of approximately $100.9 million.

          A United States federal investigation of Stadtlander with respect to possible violations of the Medicare provisions of the Social Security Act is being conducted. The activities under investigation predated the ownership of Stadtlander by Counsel Corporation ("Counsel"). Bergen has been advised that while owned by Counsel, Stadtlander cooperated fully with the authorities investigating this matter. Stadtlander has also been named as a defendant in legal proceedings commenced in the U.S. District Court, Northern District of Texas, Dallas Division, asserting, among other things, that by entering into a transaction with a third-party, Stadtlander interfered with the plaintiff's relationship with that third-party. This proceeding is in a preliminary stage. In addition, Stadtlander is a 49% equity owner of a limited liability company formed for the purpose, among other things, of operating a specialty pharmaceutical business to provide services to patients diagnosed with a serious mental illness. This limited liability company is governed by an operating agreement that contains, among other things, a covenant prohibiting the members from participating in certain competing activities. The other member of the limited liability company has asserted that upon consummation of the merger of a wholly owned subsidiary of Bergen with and into PharMerica Inc. ("PharMerica"), PharMerica would be subject to the non-compete provisions of the operating agreement unless certain activities currently performed by PharMerica were performed through the limited liability company. Bergen disputes this position. Counsel has agreed to provide certain indemnification to Bergen with respect to each of the matters described in this paragraph.

          On February 10, 1999, Bergen completed the acquisition of 100% of the capital stock of J.M. Blanco, Inc. ("J.M. Blanco"), Puerto Rico's largest pharmaceutical distributor, headquartered in Guaynabo, Puerto Rico. The Company paid approximately $29.7 million in cash and assumed approximately $22.2 million in debt.

          The  purchase   prices  of  the  MII,   Stadtlander  and  J.M.  Blanco
acquisitions, to be accounted for as purchases for financial reporting purposes, are subject to adjustments after the completion of acquisition audits.


                                     EXPERTS

          The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, have been audited by Deloitte & Touche
LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         Securities and Exchange Commission
             registration fee............................................$1,924
         Legal fees and expenses..........................................4,000
         Accounting fees and expenses.....................................2,500
         Miscellaneous expenses...........................................1,576
             Total......................................................$10,000
                                                                        =======

          No portion of the foregoing expenses will be borne by the Selling Shareholders.

          All expenses other than the Securities and Exchange Commission registration fee are estimated.

Item 15.  Indemnification of Directors and Officers

          Under the Company's Restated Certificate of Incorporation, every person who is or was a director, officer, employee or agent of the Company and the legal representative of such a person is entitled to receive indemnification from the Company to the fullest extent permitted by law. Under New Jersey law, directors and officers may be indemnified in certain situations, subject to the Company's having taken certain actions and the directors and officers having met certain specified standards of conduct. In addition, in April, 1986, the Company entered into agreements, which were amended on July 3, 1986 (collectively, the "Indemnity Agreement"), to indemnify each of its directors against liabilities and defense costs to the extent that such directors would have been insured under the director and officer liability insurance policies which were in effect on December 31, 1984 (the "1984 Policy"). The 1984 Policy afforded the broadest coverage for liabilities arising under ERISA and the securities and anti-trust laws. The obligation of the Company to indemnify a director under the Indemnity Agreement is limited to $30 million, the maximum coverage available under the 1984 Policy. However, the Indemnity Agreement does not limit a director's right to recover in excess of $30 million from the Company if the director is otherwise entitled to statutory indemnification. The Indemnity Agreement was ratified by the shareowners at the annual meeting held on December 17, 1986. The Company currently maintains a directors' and officers' insurance policy which provides liability coverage with respect to its directors and officers.

          In addition, the Company's Restated Certificate of Incorporation eliminates the personal liability of directors and officers to the Company and its shareowners for monetary damages for acts or omissions (including negligent and grossly negligent acts or omissions) in violation of a director's or officer's fiduciary duty of care. The duty of care refers to a fiduciary duty of directors and officers to manage the affairs of the Company with the same degree of care as would be applied by an "ordinarily prudent person under similar circumstances". The provisions of the Company's Restated Certificate of Incorporation which eliminate the personal liability of directors and officers do not, in any way, eliminate or limit the liability of a director or officer for breaching his duty of loyalty (i.e., the duty to refrain from fraud, self-dealing and transactions involving improper conflicts of interest) to the Company or its shareowners, failing to act in good faith, knowingly violating a law or obtaining an improper personal benefit and do not have any effect on the availability of equitable remedies.

         See also the undertakings set forth in response to item 17 herein.

Item 16.  Exhibits

         4.1*     Restated  Certificate  of  Incorporation  of  Bergen  Brunswig
                  Corporation, dated November 13, 1998, is incorporated by reference to Exhibit 4.1 to the Company's Post-Effective Amendment No. 2 to Form S-3 dated December 17, 1998 (file no. 333-63441).

         4.2* By-laws of Bergen Brunswig Corporation, as amended and restated, dated November 13, 1998 are incorporated by reference to Exhibit 4.2 to the Company's Post-Effective Amendment No. 2 to Form S-3 dated December 17, 1998 (file no. 333-63441).

         4.3* Rights Agreement, dated as of February 8, 1994, between the Registrant and Chemical Trust Company of California, as Rights Agent, is incorporated by reference herein to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated February 14, 1994.

         5.1*     Opinion of Lowenstein Sandler PC.

         23.1**   Consent of Deloitte & Touche LLP

         23.2*    Consent of Lowenstein Sandler PC is included in Exhibit 5.1.

         24.1*    Power of Attorney.
---------------
*        Previously filed.
**       Filed with Post-Effective Amendment No. 1.

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes:

         A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"), unless the foregoing information is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement; and

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the foregoing information is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

         B. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         D. That for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         E. That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 23rd day of March, 1999.

                                                    BERGEN BRUNSWIG CORPORATION



                                                    By:/s/ Milan A. Sawdei
                                                       _________________________
                                                       Milan A. Sawdei,
                                                       Executive Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/  Robert E. Martini*               Chairman of the           March 23, 1999
----------------------                Board and Director
Robert E. Martini


/s/  Donald R. Roden*                 President, Chief          March 23, 1999
--------------------                  Executive Officer
Donald R. Roden                       and Director


/s/  Neil F. Dimick*                  Executive Vice President, March 23, 1999
-------------------                   Chief Financial Officer
Neil F. Dimick                        and Director (Principal
                                      Financial Officer and
                                      Principal Accounting Officer)


/s/  Jose E. Blanco, Sr.*             Director                  March 23, 1999
------------------------
Jose E. Blanco, Sr.


/s/  Rodney H. Brady*                 Director                  March 23, 1999
--------------------
Rodney H. Brady


/s/  Charles C. Edwards, M.D.*        Director                  March 23, 1999
-----------------------------
Charles C. Edwards, M.D.


/s/  Charles J. Lee*                  Director                  March 23, 1999
-------------------
Charles J. Lee

/s/  George R. Liddle*                Director                  March 23, 1999
---------------------
George R. Liddle

/s/  James R. Mellor*                 Director                  March 23, 1999
--------------------
James R. Mellor

/s/  George E. Reinhardt, Jr.*        Director                  March 23, 1999
-----------------------------
George E. Reinhardt, Jr.

/s/  Francis G. Rodgers*              Director                  March 23, 1999
-----------------------
Francis G. Rodgers

*By: /s/ Milan A. Sawdei
     --------------------
        Milan A. Sawdei,
        Attorney-in-Fact

                                  EXHIBIT INDEX

         4.1* Restated Certificate of Incorporation of Bergen Brunswig Corporation, dated November 13, 1998, is incorporated by reference to Exhibit 4.1 to the Company's Post-Effective
                    Amendment No. 2 to Form S-3 dated December 17, 1998 (file no. 333-63441).

         4.2* By-laws of Bergen Brunswig Corporation, as amended and restated, dated November 13, 1998 are incorporated by reference to Exhibit 4.2 to the Company's Post-Effective
                    Amendment No. 2 to Form S-3 dated December 17, 1998 (file no. 333-63441).

         4.3* Rights Agreement, dated as of February 8, 1994, between the Registrant and Chemical Trust Company of California, as Rights Agent, is incorporated by reference herein to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated February 14, 1994.

         5.1*       Opinion of Lowenstein Sandler PC.

         23.1**     Consent of Deloitte & Touche LLP

         23.2*      Consent of Lowenstein Sandler PC is included in Exhibit 5.1.

         24.1*      Power of Attorney.
----------------
*        Previously filed.
**       Filed with Post-Effective Amendment No. 1.